Exhibit 99.1

GTT Reaches $2.15 Billion Definitive Agreement to

Sell Infrastructure Division to I Squared Capital

MCLEAN, Va., Oct. 16, 2020 — GTT Communications, Inc. (NYSE: GTT), a leading global cloud networking provider to multinational clients, announced today that the company has signed a definitive purchase agreement to sell its infrastructure division to I Squared Capital, an independent global infrastructure investment firm, for $2.15 billion.1 The infrastructure division consists of GTT’s business and activities of providing Pan-European, North American, sub-sea and trans-Atlantic fiber network and data center infrastructure services to customers.

GTT provides a comprehensive portfolio of cloud networking services over its global Tier 1 IP network that includes traditional and software-defined wide area networking, global SIP trunking, advanced solutions, security and internet services.

“The divestment of the highly differentiated infrastructure division assets will ensure greater focus on network investment and development of high-speed infrastructure services under the more specialized ownership of this experienced investor,” commented Ernie Ortega, GTT CRO and interim CEO. “The deal enables GTT to reinforce its capex light business model as well as its cloud networking focus and will benefit both enterprise and infrastructure clients alike.”

Gautam Bhandari, managing partner at I Squared Capital stated, “Now more than ever, digital infrastructure is an essential asset class as societies across the globe rely heavily on high-speed digital bandwidth. This acquisition builds upon I Squared Capital’s overarching global digital infrastructure strategy and experience with complex carve-outs to expand the reach of our platforms across Asia, Europe and North America.”

The infrastructure division sale consists of selected network and data center assets accumulated from several GTT acquisitions, including Interoute, Hibernia, and KPN International, that comprise:

•	A 103,000 route kilometer fiber network with over 400 points of presence, spanning 31 metro areas and interconnecting 103 cities across Europe and North America.

•	Three transatlantic subsea cables, including GTT Express, the lowest latency route between Europe and North America.

•	14 Tier 3 data centers and over 100 colocation facilities.

•	Offering a full suite of telecom and data infrastructure solutions to marquee clients.

The acquisition is expected to close, subject to satisfying all required regulatory approvals and contingencies included in the agreement, during the first half of 2021.

Credit Suisse and Goldman Sachs are the financial advisors and Goodwin Proctor LLP is acting as legal advisor to GTT on this transaction. Morgan Stanley acted as financial advisor and Rothschild as debt advisor to I Squared Capital, with Solon acting as commercial and technical advisor, KPMG as tax and accounting advisor, Linklaters as legal advisor and Latham & Watkins as borrower’s counsel.

1 The total consideration includes an upfront cash payment of $2.02 billion at closing and total deferred payments of up to $130 million based on certain financial results.

About GTT

GTT connects people across organizations, around the world and to every application in the cloud. Our clients benefit from an outstanding service experience built on our core values of simplicity, speed and agility. GTT owns and operates a global Tier 1 internet network and provides a comprehensive suite of cloud networking services. For more information on GTT (NYSE: GTT), please visit www.gtt.net.

About I Squared Capital

I Squared Capital is an independent global infrastructure investment management firm focusing on energy, utilities, digital infrastructure, transport and social infrastructure in the Americas, Europe and Asia. The firm has offices in Hong Kong, London, Miami, New Delhi, New York and Singapore.

Forward-Looking Statements

This Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of GTT’s management and are subject to significant risks and uncertainties. The above statements regarding GTT’s proposed sale of its infrastructure division and the timing of any closing of such sale constitute forward-looking statements that are based on GTT’s current expectations. Because these forward-looking statements involve risks and uncertainties there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of GTT’s control. These factors include, but are not limited to, the effects on GTT’s business and clients of general economic and financial market conditions, as well as the following: (1) GTT and I Squared may be unable to obtain the necessary approvals for the proposed sale transaction and related matters (the “Transaction”) from governmental authorities in a timely manner, on terms acceptable to the them, or at all; (2) GTT may be unable to obtain from its lenders or noteholders the forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under GTT’s credit agreement (the “Credit Agreement”) or the indenture for GTT’s outstanding notes (the “Indenture”) that may be necessary to satisfy the conditions to the closing of the Transaction, either on terms acceptable to GTT or at all; (3) GTT may not be able to obtain the consent of certain parties to contracts with GTT and its subsidiaries that will be necessary to fully implement the Transaction, on terms acceptable to GTT or at all; (4) the potential failure to satisfy other closing conditions under the purchase agreement which may result in the Transaction not being consummated; (5) the potential failure of GTT to realize anticipated benefits of the Transaction; (6) risks from relying on the Buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the Transaction; (7) the potential impact of announcement or consummation of the Transaction on relationships with third parties, including customers, employees and competitors;(8) the ability to attract new customers and retain existing customers in the manner anticipated; (9) GTT’s internal control over financial reporting may be inadequate or have weaknesses of which GTT is not currently aware or which have not been detected, and which, among other things, could impact GTT’s ability to appropriately provide for the purchase price adjustment mechanisms in the Purchase Agreement; (10) GTT may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding GTT’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in events of default under the Indenture and the Credit Agreement, and the acceleration of the notes outstanding under the Indenture and GTT’s obligations under the Credit Agreement, and which may result in GTT being unable to satisfy its obligations thereunder; (11) GTT is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (12) GTT could be subject to cyber-attacks and other security breaches; (13) GTT’s network could suffer serious disruption if certain locations experience damage or as GTT adds features and updates its network; (14) GTT is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by GTT’s underlying clients, or sales commitments to clients that extend beyond GTT’s commitments from its underlying suppliers; (15) GTT may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (16) GTT’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (17) GTT may be affected by information systems that do not perform as expected or by consolidation, competition, regulation, or a downturn in GTT’s industry; (18) GTT may be liable for the material that content providers distribute over its network; (19) GTT has generated net losses historically and may continue to do so; (20) GTT may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (21) GTT may be unable to retain or hire key employees; (22) GTT recently announced management changes and is currently conducting an executive search for a new permanent Chief Executive Officer; (23) GTT is subject to risks relating to the international operations of its business; (24) GTT may be affected by future increased levels of taxation; (25) GTT has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject GTT to interest rate risk; and (26) review of certain issues related to the recording and reporting of Cost of Telecommunications Services, certain intercompany transactions and related internal controls (the “Review”) and the completion and filing of the GTT’s late Quarterly Reports on Form 10-Q for the period ended June 30, 2020 and September 30, 2020 may take longer than expected as a result of the timing or findings of the Review or GTT’s independent registered public accounting firm’s review process. The foregoing list of factors is not exhaustive. GTT does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting GTT’s business and prospects, see “Risk Factors” in GTT’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on GTT’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Contacts:

GTT Media Inquiries:
Rachel Hawkins, LEWIS

+44-207-802-2602
gttuk@teamlewis.com

GTT Investor Relations:
Carolyn Capaccio/Jody Burfening, LHA
+1-212-838-3777
ccapaccio@lhai.com

I Squared Capital Media Inquiries:
Brunswick Group

Europe

Fiona Micallef-Eynaud / Azhar Khan

+44 207 404 5959

U.S.

Alex Yankus / Lou DeLeo

+1 (917) 818-5204

isquared@brunswickgroup.com

I Squared Capital Investor Relations:
Andreas Moon, Managing Director
+1 (786) 693-5739
andreas.moon@isquaredcapital.com

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